UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2018

TRONC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On May 23, 2018, ForSaleByOwner.com, LLC, a Delaware limited liability company (the “Seller”), an indirectly, wholly-owned subsidiary of tronc, Inc. (the “Company”), completed a disposition of substantially all of its assets used in its business of operating a for-sale-by-owner real estate market place, pursuant to an Asset Purchase Agreement, entered into on March 13, 2018 (the “Purchase Agreement”), among the Seller, ForSaleByOwner.com, LLC, a Michigan limited liability company (the “Buyer”), Tribune Publishing Company, LLC, a wholly-owned subsidiary of the Company (“Tribune”) and In-House Realty LLC (“IHR”). The closing purchase price consisted of $2.5 million in cash, subject to a post-closing working capital adjustment, of which $700,000 is being held in escrow as security for specified indemnity obligations. In addition, in connection with the Purchase Agreement, IHR agreed to purchase advertising placements from Tribune in an amount at least equal to $4,500,000 over a two year term. The Purchase Agreement also contains representations, warranties, covenants, and indemnities of the parties thereto.
The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of such agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(b)    Pro forma financial information
Unaudited pro forma condensed consolidated financial information required pursuant to Article 11 of Regulation S-X of the Securities Exchange Act of 1934, as amended, is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 16, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2018 filed with the Securities and Exchange Commission on May 10, 2018.
(d)    Exhibits
Exhibit No.        Description

2.1	Asset Purchase Agreement, dated March 13, 2018, by and among ForSaleByOwner.com, LLC, ForSaleByOwner.com, LLC, In-House Realty LLC and Tribune Publishing Company, LLC* †

99.1	Unaudited Pro Forma Consolidated Financial Information
* This agreement is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the parties to the agreement. The agreement may contain representations and warranties by the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (1) should not in all instances be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (2) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (3) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (4) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.
† Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONC, INC.
Date: May 23, 2018	By: /s/ Justin Dearborn Name: Justin Dearborn Title: Chief Executive Officer